                                                                     EXHIBIT 4.7

                             CERTIFICATE OF TRUST

                                      OF

                         JOHN HANCOCK CAPITAL TRUST I


     This Certificate of Trust of John Hancock Capital Trust I (the "Trust"), dated June 7, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.) (the "Act").
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     1.   Name.  The name of the business trust being formed hereby is JOHN
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HANCOCK CAPITAL TRUST I.

     2.   Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

     3.   Effective Date.  This Certificate of Trust shall be effective upon
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filing with the Secretary of State of the State of Delaware.

     4.   Counterparts.  This Certificate of Trust may be executed in one or
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more counterparts.


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     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                            CHASE MANHATTAN BANK USA,
                                            NATIONAL ASSOCIATION, as trustee


                                            By:  /s/ Denis Kelly
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                                               Name:   Denis Kelly
                                               Title:  Assistant Vice President


                                            THE CHASE MANHATTAN BANK,
                                            as trustee


                                            By: /s/ Gregory P. Shea
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                                               Name:   Gregory P. Shea
                                               Title:  Assistant Vice President


                                            Thomas E. Moloney, as trustee


                                                /s/ Thomas E. Moloney
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